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                                                                     EXHIBIT 4.9

                          CONSENT OF APPOINTED ACTUARY


As appointed actuary, I hereby consent to the use in this Registration Statement on Form F-8 (the "Registration Statement") of Great-West Lifeco Inc. (the "Company") relating to the issuance of common shares, 4.80% Non-Cumulative First Preferred Shares, Series E and 5.90% Non-Cumulative First Preferred Shares, Series F of the Company of my opinion contained in the Appointed Actuary's Reports in respect of the policy liabilities of Canada Life Financial Corporation ("Canada Life") for its Consolidated Balance Sheets as at December 31, 2002 and 2001 and their change in its Consolidated Statements of Net Income and the Consolidated Statements for Equity for the years ended December 31, 2002, 2001 and 2000, incorporated by reference in the Canada Life Management Proxy Circular, which is part of the Registration Statement.

I further consent to all references to my form included or incorporated by reference in the Registration Statement.

Dated March 22, 2003


/s/ D. Allen Loney
    Senior Vice-President and Chief Actuary
    Fellow, Canadian Institute of Actuaries
    Toronto, Canada